EXHIBIT 10.4

                       AGREEMENT AND PLAN OF ORGANIZATION

                   dated as of the 10th day of September, 1997

                                  by and among

                                  HOMEUSA, INC.


                       UNIVERSAL HOUSING ACQUISITION CORP.
              UNIVERSAL HOUSING OF EAST TENNESSEE ACQUISITION CORP.
                SHAFFER & WEBB INSURANCE AGENCY ACQUISITION CORP.
                      (each a subsidiary of HomeUSA, Inc.)


                             UNIVERSAL HOUSING, INC.
                       UNIVERSAL HOUSING OF EAST TN., INC.
                      SHAFFER & WEBB INSURANCE AGENCY, INC.


                                       and


                          the STOCKHOLDERS named herein

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                                TABLE OF CONTENTS
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                                                                          Page

RECITALS.....................................................................1

1.    THE MERGER.............................................................5
      1.1   Delivery and Filing of Articles of Merger........................5
      1.2   Effective Time of the Merger.....................................6
      1.3   Certificate of Incorporation, By-laws and Board of
            Directors of Surviving Corporation...............................6
      1.4   Certain Information With Respect to the Capital Stock of the
            Company, Home and Newco..........................................7
      1.5   Effect of Merger.................................................7

2.    CONVERSION OF STOCK....................................................8
      2.1   Manner of Conversion.............................................8

3.    DELIVERY OF MERGER CONSIDERATION.......................................9

4.    CLOSING................................................................9

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      AND THE STOCKHOLDERS..................................................10
            (A)   Representations and Warranties of the
                  Company and the Stockholders..............................10
      5.1   Due Organization................................................10
      5.2   Authorization...................................................11
      5.3   Capital Stock of the Company....................................11
      5.4   Transactions in Capital Stock, Organization Accounting..........11
      5.5   No Bonus Shares.................................................11
      5.6   Subsidiaries....................................................11
      5.7   Predecessor Status; etc.........................................11
      5.8   Spin-off by the Company.........................................12
      5.9   Financial Statements............................................12
      5.10  Liabilities and Obligations.....................................12
      5.11  Accounts and Notes Receivable...................................13
      5.12  Permits and Intangibles.........................................13
      5.13  Environmental Matters...........................................13
      5.14  Personal Property...............................................14
      5.15  Significant Customers; Material Contracts and Commitments.......14

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      5.16  Real Property...................................................15
      5.17  Insurance.......................................................16
      5.18  Compensation; Employment Agreements; Organized Labor Matters....16
      5.19  Employee Plans..................................................16
      5.20  Compliance with ERISA...........................................17
      5.21  Conformity with Law; Litigation.................................18
      5.22  Taxes...........................................................19
      5.23  No Violations;  No Consents Required, Etc.......................19
      5.24  Government Contracts............................................20
      5.25  Absence of Changes..............................................20
      5.26  Deposit Accounts; Powers of Attorney............................21
      5.27  Validity of Obligations.........................................22
      5.28  Relations with Governments......................................22
      5.29  Disclosure......................................................22
      5.30  Prohibited Activities...........................................23
      5.31  Dealer Agreements and Related Matters...........................23
      5.32  No Retail Financing.............................................24
      5.33  No Warranties or Insurance......................................24
      5.34  No Interests In Other Businesses................................24
                  (B)   Representations and Warranties of Stockholders......24
      5.35  Authority; Ownership............................................24
      5.36  Preemptive Rights...............................................25
      5.37  No Intention to Dispose of Home Stock...........................25

6.    REPRESENTATIONS OF HOME AND NEWCO.....................................25
      6.1   Due Organization................................................25
      6.2   Authorization...................................................25
      6.3   Capital Stock of Home and Newco.................................25
      6.4   Transactions in Capital Stock, Organization Accounting..........26
      6.5   Subsidiaries....................................................26
      6.6   Financial Statements............................................26
      6.7   Liabilities and Obligations.....................................26
      6.8   Conformity with Law; Litigation.................................26
      6.9   No Violations...................................................27
      6.10  Validity of Obligations.........................................27
      6.11  Home Stock......................................................28
      6.12  No Side Agreements..............................................28
      6.13  Business; Real Property; Material Agreements....................28
      6.14  Taxes...........................................................28
      6.15  Absence of Changes..............................................29

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      6.16  Disclosure......................................................30
      6.17  Private Offering................................................30

7.    COVENANTS PRIOR TO CLOSING............................................30
      7.1   Access and Cooperation; Due Diligence...........................30
      7.2   Conduct of Business Pending Closing.............................31
      7.3   Prohibited Activities...........................................32
      7.4   No Shop.........................................................33
      7.5   Notice to Bargaining Agents.....................................33
      7.6   Agreements......................................................33
      7.7   Notification of Certain Matters.................................34
      7.8   Amendment of Schedules..........................................34
      7.9   Cooperation in Preparation of Registration Statement............35
      7.10  Final Financial Statements......................................35
      7.11  Further Assurances..............................................36
      7.12  Authorized Capital..............................................36
      7.13  Compliance with the Hart-Scott-Rodino Antitrust Improvements
            Act of 1976 (the "Hart-Scott-Rodino Act").......................36
      7.14  Stockholders of Home............................................36

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF
      STOCKHOLDERS AND COMPANY..............................................36
      8.1   Representations and Warranties; Performance of Obligations......37
      8.2   Satisfaction....................................................37
      8.3   No Litigation...................................................37
      8.4   Opinion of Counsel..............................................37
      8.5   Registration Statement..........................................37
      8.6   Consents and Approvals..........................................38
      8.7   Good Standing Certificates......................................38
      8.8   No Material Adverse Change......................................38
      8.9   Closing of IPO..................................................38
      8.10  Secretary's Certificate.........................................38
      8.11  Employment Agreements...........................................38
      8.12  Tax Matters.....................................................38

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF HOME AND NEWCO.................39
      9.1   Representations and Warranties; Performance of Obligations......39
      9.2   No Litigation...................................................39
      9.3   Secretary's Certificate.........................................39
      9.4   No Material Adverse Effect......................................39
      9.5   Stockholders' Release...........................................40

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      9.6   Satisfaction....................................................40
      9.7   Termination of Related Party Agreements.........................40
      9.8   Opinion of Counsel..............................................40
      9.9   Consents and Approvals..........................................40
      9.10  Good Standing Certificates......................................40
      9.11  Registration Statement..........................................41
      9.12  Employment Agreements...........................................41
      9.13  Closing of IPO..................................................41
      9.14  FIRPTA Certificate..............................................41

10.   COVENANTS OF HOME AND THE STOCKHOLDERS AFTER CLOSING..................41
      10.1  Release From Guarantees; Repayment of Certain Obligations.......41
      10.2  Preservation of Tax and Accounting Treatment....................41
      10.3  Preparation and Filing of Tax Returns...........................42
      10.4  Directors.......................................................42

11.   INDEMNIFICATION.......................................................43
      11.1  General Indemnification by the Stockholders.....................43
      11.2  Indemnification by Home.........................................44
      11.3  Third Person Claims.............................................44
      11.4  Exclusive Remedy................................................45
      11.5  Limitations on Indemnification..................................46

12.   TERMINATION OF AGREEMENT..............................................46
      12.1  Termination.....................................................46
      12.2  Liabilities in Event of Termination.............................47

13.   NONCOMPETITION........................................................47
      13.1  Prohibited Activities...........................................47
      13.2  Damages.........................................................48
      13.3  Reasonable Restraint............................................48
      13.4  Severability; Reformation.......................................49
      13.5  Independent Covenant............................................49
      13.6  Materiality.....................................................49

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................49
      14.1  Stockholders....................................................49
      14.2  Home and Newco..................................................50
      14.3  Damages.........................................................51
      14.4  Survival........................................................51

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15.   TRANSFER RESTRICTIONS.................................................51
      15.1  Transfer Restrictions...........................................51

16.   FEDERAL SECURITIES ACT REPRESENTATIONS................................51
      16.1  Compliance with Law.............................................51
      16.2  Economic Risk; Sophistication...................................52

17.   REGISTRATION RIGHTS...................................................52
      17.1  Piggyback Registration Rights...................................52
      17.2  Demand Registration Rights......................................53
      17.3  Registration Procedures.........................................54
      17.4  Indemnification.................................................55
      17.5  Underwriting Agreement..........................................56
      17.6  Rule 144 Reporting..............................................56

18.   GENERAL...............................................................57
      18.1  Cooperation.....................................................57
      18.2  Successors and Assigns..........................................57
      18.3  Entire Agreement................................................57
      18.4  Counterparts....................................................57
      18.5  Brokers and Agents..............................................57
      18.6  Expenses........................................................57
      18.7  Notices.........................................................58
      18.8  Governing Law...................................................59
      18.9  Survival of Representations and Warranties......................59
      18.10 Exercise of Rights and Remedies.................................59
      18.11 Time............................................................60
      18.12 Reformation and Severability....................................60
      18.13 Remedies Cumulative.............................................60
      18.14 Captions........................................................60
      18.15 Amendments and Waivers..........................................60

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                            APPENDICES AND ANNEXES

Appendix I  -     Mergers

Annex I     -     Consideration to Be Paid to Stockholders

Annex II    -     Stockholders and Stock Ownership of the Company

Annex III   -     Certificate of Incorporation and By-Laws of Home

Annex IV    -     Certificate of Incorporation and By-Laws of Newco

Annex V     -     Form of Opinion of Bracewell & Patterson, L.L.P.

Annex VI    -     Form of Opinion of Andrews & Kurth, LLP

Annex VII   -     Form of Key Employee Employment Agreement

                                      -vi-
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                                   SCHEDULES

      5.1   Due Organization
      5.2   Authorization
      5.3   Capital Stock of the Company
      5.4   Transactions in Capital Stock, Organization Accounting
      5.5   No Bonus Shares
      5.6   Subsidiaries
      5.7   Predecessor Status; etc
      5.8   Spin-off by the Company
      5.9   Financial Statements
      5.10  Liabilities and Obligations
      5.11  Accounts and Notes Receivable
      5.12  Permits and Intangibles
      5.13  Environmental Matters
      5.14  Personal Property
      5.15  Significant Customers; Material Contracts and Commitments
      5.16  Real Property
      5.17  Insurance
      5.18  Compensation; Employment Agreements; Organized Labor Matters
      5.19  Employee Plans
      5.20  Compliance with ERISA
      5.21  Conformity with Law; Litigation
      5.22  Taxes 5.23 No Violations, Consents, etc.
      5.24  Government Contracts
      5.25  Absence of Changes
      5.26  Deposit Accounts; Powers of Attorney
      5.28  Relations with Governments
      5.30  Prohibited Activities
      5.31  Dealer Agreements
      5.32  No Retail Financing
      5.33  No Warranties or Insurance
      5.34  No Interests in Other Businesses
      5.35  Authority; Ownership
      6.9   No Violations
      7.2   Conduct of Business Pending Closing
      7.3   Prohibited Activities
      7.5   Notice to Bargaining Agents
      9.12  Employment Agreements
     10.1   Guaranties
     13.1   Lots Excluded from Noncompete

                       AGREEMENT AND PLAN OF ORGANIZATION

      THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of the 10th day of September, 1997, by and among HOMEUSA, INC., a Delaware corporation ("Home"), UNIVERSAL HOUSING ACQUISITION CORP., UNIVERSAL HOUSING OF EAST TENNESSEE ACQUISITION CORP., and SHAFFER & WEBB INSURANCE AGENCY ACQUISITION CORP., each of which is a Delaware corporation (collectively, "Newco", and individually, "each Newco"), UNIVERSAL HOUSING, INC., UNIVERSAL HOUSING OF EAST TN., INC. and SHAFFER & WEBB INSURANCE AGENCY, INC., each of which is a Tennessee corporation (collectively, the "Company", and individually, "each Company"), and LARRY T. SHAFFER, JR., DAVID L. BRANSON, LARRY F. DALTON, and LARRY T. SHAFFER, SR. (the "Stockholders"). The Stockholders are all the stockholders of the Company.

                                    RECITALS

            WHEREAS, each Newco is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on September 8, 1997 solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of Home, a corporation organized and existing under the laws of the State of Delaware;

            WHEREAS, the respective Boards of Directors of each Newco and each Company (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective Stockholders that each Newco merge with and into each Company as set forth on Appendix I hereto pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and the State or States of Incorporation;

            WHEREAS, Home is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional retail manufactured housing companies;

            WHEREAS, this Agreement and the Other Agreements constitute the "Home Plan of Organization;"

            WHEREAS, the Stockholders and the Boards of Directors and the stockholders of Home, each of the Other Founding Companies and each of the subsidiaries of Home that are parties to the Other Agreements have approved and adopted the Home Plan of Organization as an integrated plan pursuant to which the Stockholders and the stockholders of each of the

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      other Founding Companies will transfer the capital stock of each of the
      Founding Companies to Home and the Stockholders of each of the other Founding Companies will acquire the stock of Home (but not cash or other property) as a tax-free transfer of property under Section 351 of the Code;

            WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of each Company has approved this Agreement (which is subject to the terms and conditions herein set forth), as part of the Home Plan of Organization in order to transfer the capital stock of such Company to Home;

            WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

      "1933 Act" means the Securities Act of 1933, as amended.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "Acquired Party" means each Company, any subsidiary and any member of a Relevant Group.

      "Acquisition Companies" shall mean each Newco and each of the other Delaware companies wholly-owned by Home prior to the Funding and Consummation Date.

      "Affiliates" means, with respect to any Person, any Person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

      "Articles of Merger" shall mean those Articles or Certificates of Merger with respect to the Mergers in such forms as may be required by the laws of the State of Delaware and the State or States of Incorporation.

      "Balance Sheet Date" shall mean June 30, 1997.

      "Closing" has the meaning set forth in Section 4.

      "Closing Date" has the meaning set forth in Section 4.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the first paragraph of this Agreement.

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      "Company Stock" has the meaning set forth in Section 2.1.

      "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

      "Draft Registration Statement" means the draft dated September 5, 1997 of the Registration Statement, and any corrections thereto and supplemental information delivered by Home to the Company for delivery to the Stockholders prior to the time this Agreement is delivered to Home.

      "Effective Time of the Merger" shall mean the time as of which each Merger becomes effective, which shall occur on the Funding and Consummation Date.

      "Environmental Laws" has the meaning set forth in Section 5.13.

      "Expiration Date" has the meaning set forth in Section 5(A).

      "Founding Companies" means:

            Cooper's Mobile Homes, Inc., a Washington corporation, Home USA, Inc., a Washington corporation, and Pac West Mgmt., Inc., a Washington corporation.

            CSF&T, Inc. (dba AAA Homes), a Mississippi corporation, AAA Homes, L.L.C., a Louisiana limited liability company, and Fordham Insurance Agency, Inc., a Mississippi corporation.

            First American Homes, Inc., an Alabama corporation, D & S, Inc., an Alabama corporation, and Son Development Corporation, an Alabama corporation.

            Home Folks Housing Center, Inc., a Kentucky corporation.

            McDonald Homes, Inc., an Oklahoma corporation.

            Mobile World, Inc., a Texas corporation, and Showcase of Homes, Inc., a Texas corporation.

            Patrick Home Center, Inc., a Mississippi corporation.

            Universal Housing, Inc., a Tennessee corporation, Shaffer & Webb Insurance Agency, Inc., a Tennessee corporation, and Universal Housing of East TN, Inc., a Tennessee corporation.

            Willmax Homes of Colorado LLC, a Colorado limited liability company.

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      "Funding and Consummation Date" has the meaning set forth in Section 4.

      "IPO" means the initial public offering of Home Stock pursuant to the Registration Statement described herein.

      "Knowledge of the Company" means the actual knowledge of the executive officers of the Company.

      "Material Adverse Effect" has the meaning set forth in Section 5.1.

      "Material Documents" has the meaning set forth in Section 5.23.

      "Merger" means the merger of each Newco with and into each Company as set forth on Appendix I hereto pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and the laws of the State or States of Incorporation.

      "Home" has the meaning set forth in the first paragraph of this Agreement.

      "Home Charter Documents" has the meaning set forth in Section 6.1.

      "Home Stock" means the common stock, par value $.01 per share, of Home.

      "Newco" has the meaning set forth in the first paragraph of this Agreement.

      "Newco Stock" means the common stock, par value $.01 per share, of Newco.

      "Other Founding Companies" means all of the Founding Companies other than the Company.

      "Person" means an individual or a corporation, limited partnership, general partnership, limited liability company, trust, unincorporated association, joint venture, association, or government or any agency, instrumentality, or political subdivision thereof, or other entity.

      "Pricing" means the date of determination by Home and the Underwriters of the public offering price of the shares of Home Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

      "Qualified Plans" has the meaning set forth in Section 5.20.

      "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of Home Stock to be issued in the IPO and all amendments thereto.

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
      "Relevant Group" means the Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

      "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

      "Schedule" means each Schedule attached hereto (as the same may from time to time be amended), which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

      "SEC" means the United States Securities and Exchange Commission.

      "State of Incorporation" means the State of Tennessee.

      "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

      "Subsidiary" means, as to any Person, any corporation or entity, 50% or more of the shares of voting stock (or in the case of an entity which is not a corporation, 50% or more of the equity interests that provide the power to manage or direct the management of such entity) of which is at the time any determination is being made, owned, directly or indirectly, by such Person and its wholly owned Subsidiaries.

      "Surviving Corporation" shall mean each Company as the surviving party in each Merger.

      "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "Underwriters" means the prospective underwriters identified in the Draft Registration Statement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.    THE MERGER

      1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger to be signed, verified and delivered to Home to be held for filing with the

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Secretary of State of the State of Delaware and the Secretary of State (or other appropriate authority) of the State or States of Incorporation on or effective as of the Funding and Consummation Date.

      1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, each Newco shall be merged with and into each Company as set forth on Appendix I hereto in accordance with the respective Articles of Merger, the separate existence of each Newco shall cease, each Company shall be the surviving party in the respective Merger and each Company is sometimes hereinafter referred to as the Surviving Corporation. The Mergers will be effected in a single transaction.

      1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

            (i) the Certificate of Incorporation of each Company then in effect shall be the Certificate of Incorporation of the respective Surviving Corporation until changed as provided by law;

            (ii) the By-laws of each Newco then in effect shall become the By-laws of the respective Surviving Corporation; and subsequent to the Effective Time of each Merger, such By-laws shall be the By-laws of the respective Surviving Corporation until they shall there after be duly amended (and such By-laws shall be amended from time to time, if necessary, to comply with applicable state law);

            (iii) the Board of Directors of the respective Surviving Corporation shall consist of the persons who are on the Board of Directors of each Company immediately prior to the Effective Time of the Mergers, provided that Cary N. Vollintine shall become an additional director of each Surviving Corporation effective as of the Effective Time of the Merger, and the number of directors constituting the entire Board of Directors of each Surviving Corporation shall be increased, if necessary, to accommodate the addition of such additional director; the Board of Directors of each Surviving Corporation shall hold office subject to the provisions of the laws of the State or States of Incorporation and of the Certificate of Incorporation and By-laws of the respective Surviving Corporation; and

            (iv) the officers of each Company immediately prior to the Effective Time of the Mergers shall continue as the officers of the respective Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Mergers Michael Loy shall become an additional Vice President of each Surviving Corporation, such officers to serve, subject to the provisions of the Certificate of Incorporation and By-laws of the respective Surviving Corporation, until their respective successors are duly elected and qualified.

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
      1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, HOME AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of each Company, Home and each Newco as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized and outstanding capital stock of each Company is as set forth on Schedule 5.3 hereto;

            (ii) immediately prior to the Closing Date and the Funding and Consummation Date, except for changes permitted by Section 7.12 hereof, the authorized capital stock of Home will consist of 50,000,000 shares of Home Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, 5,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding, and 5,000,000 shares of Restricted Voting Common Stock, $.01 par value (the "Restricted Common Stock"), all of which will be issued and outstanding except as otherwise set forth in the Registration Statement; and

            (iii) as of the date of this Agreement, the authorized capital stock of each Newco consists of 1,000 shares of Newco Stock, of which one hundred (100) shares are issued and outstanding.

      1.5 EFFECT OF MERGER. At the Effective Time of the Mergers, the effect of each Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the law of the State or States of Incorporation. Except as herein specifically set forth, the identity, existence, purposes, powers, franchises, privileges, rights and immunities of each Company shall continue unaffected and unimpaired by the Mergers and the corporate franchises, existence and rights of each Newco shall be merged with and into the respective Company, and the respective Company, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Mergers, the separate existence of each Newco shall cease and, in accordance with the terms of this Agreement, the respective Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the respective Company and respective Newco shall be transferred to, and vested in, the respective Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the respective Surviving Corporation as they were of the respective Company and respective Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the State or States of Incorporation vested in the respective Company and respective Newco, shall not revert or be in any way impaired by reason of the Mergers. Except as otherwise provided herein, the respective

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
Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the respective Company and respective Newco and any claim existing, or action or proceeding pending, by or against the respective Company or respective Newco may be prosecuted as if the Merger had not taken place, or the respective Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the respective Company or respective Newco shall be impaired by the Merger, and all debts, liabilities and duties of the respective Company and respective Newco shall attach to the respective Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.    CONVERSION OF STOCK

      2.1 MANNER OF CONVERSION. The manner of converting the shares of (i) outstanding capital stock of the Company ("Company Stock") and (ii) Newco Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) Home Stock and cash and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

      As of the Effective Time of the Merger:

            (i) all of the shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) the right to receive the number of shares of Home Stock set forth on Annex I hereto (adjusted as set forth on such Annex I) with respect to such holder and (2) the right to receive the amount of cash set forth on Annex I hereto with respect to such holder (adjusted as set forth on such Annex I);

            (ii) all shares of Company Stock that are held by the Company as treasury stock shall be canceled and retired and no shares of Home Stock or other consideration shall be delivered or paid in exchange therefor; and

            (iii) each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of Home, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

      All Home Stock received by the Stockholders pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding Home Stock by reason of the provisions of the Certificate of Incorporation of Home or as otherwise provided by the Delaware GCL. All Home Stock received by the Stockholders shall be issued and delivered to the Stockholders free and clear of any liens, claims or encumbrances of any kind or nature. All voting rights of such Home Stock received by the Stockholders shall be fully exercisable by the Stockholders and the Stockholders shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, Home shall have no class of capital stock issued and outstanding other than the Home Stock and the Restricted Voting Common Stock.

3.    DELIVERY OF MERGER CONSIDERATION

      3.1 On the Funding and Consummation Date the Stockholders, who are the holders of all of the outstanding capital stock of the Company, shall, upon surrender of certificates representing such shares, receive the respective number of shares of Home Stock and the amount of cash described on Annex I hereto, said cash to be payable by certified check or wire transfer.

      3.2 The Stockholders shall deliver to Home at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

4.    CLOSING

      At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including the execution of the Articles of Merger which shall be delivered to Home for filing with the appropriate authorities effective on the Funding and Consummation Date) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares and certified check(s) referred to in
Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement automatically terminates as provided in this Section 4 the Articles of Merger shall not be filed and shall be returned to the Stockholders. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana, Suite 2900, Houston, Texas 77002. On the Funding and Consummation Date (x) the Articles of Merger shall be filed with the appropriate state authorities so that they shall be, as early as practicable on the Funding and Consummation Date, effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of a certified check or checks in an amount equal to the cash portion of the consideration which the Stockholders shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof and
(z) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." During the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall also in any event automatically terminate if the Funding and Consummation Date has not occurred within 15 business days following the Closing Date. Time is of the essence.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      AND THE STOCKHOLDERS

      (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

      Each Company, and the Stockholders severally (based on their relative ownership of the Company Stock on the date hereof) represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that the warranties and representations set forth in Section 5.22 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22. For purposes of this
Section 5, the term "Company" shall mean and refer to the Company and all of their subsidiaries, if any.

      5.1 DUE ORGANIZATION. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the Company taken as a whole (as used herein with respect to the Company, or with respect to any other Person, a "Material Adverse Effect"). Schedule 5.1 sets forth a list of all jurisdictions in which the Company is authorized or qualified to do business. True, complete and correct copies of (i) the Certificate of Incorporation and By-laws, each as amended, of the Company (the "Charter Documents"), and (ii) the stock records of the Company, are all attached to Schedule 5.1. The Company has delivered complete and correct copies of all minutes of meetings, written consents and other evidence, if any, of deliberations of or actions taken by the Company's Board of Directors and stockholders during the last five years.

      5.2 AUTHORIZATION. (i) The representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the full legal right, power and authority to enter into this Agreement and the Merger. The most recent resolutions adopted by the Board of Directors of the Company and the most recent resolutions adopted by the Stockholders approve this Agreement and the transactions contemplated hereby in all respects, and copies of all such resolutions, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, are attached hereto as
Schedule 5.2.

      5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is as set forth on Schedule 5.3. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders in the amounts set forth in Annex II. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

      5.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the Company has not acquired any Company Stock since January 1, 1995. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its respective Stockholders has been altered or changed in contemplation of the Merger and/or the Home Plan of Organization.

      5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses in contemplation of the Merger or the Home Plan of Organization.

      5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, the Company has no Subsidiaries. Except as set forth in Schedule 5.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a listing of all names of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the

Company previously acquired material assets, in any case, from the earliest date upon which any Stockholder acquired his or her stock in any Company. Except as disclosed on Schedule 5.7, the Company has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the Company or any Affiliate since January 1, 1995.

      5.9 FINANCIAL STATEMENTS. Complete and correct copies of the following financial statements are attached hereto as Schedule 5.9:

            (i) the balance sheets of the Company as of December 31, 1996 and 1995 and the related statements of operations, stockholder's equity and cash flows for the years ended December 31, 1996, 1995 and 1994, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements"); and

            (ii) the balance sheet (the "Interim Balance Sheet") of the Company as of June 30, 1997 (the "Balance Sheet Date") and the related statements of operations, stockholder's equity and cash flows for the six-month periods ended June 30, 1997 and 1996, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Interim Financial Statements"). The Year-end Financial Statements and the Interim Financial Statements are collectively called the "Financial Statements".

      5.10 LIABILITIES AND OBLIGATIONS. Schedule 5.10 sets forth an accurate list as of the Balance Sheet Date of (i) all liabilities of the Company of a nature that they are required in accordance with GAAP to be reflected on a balance sheet and which are not reflected on the balance sheet of the Company at the Balance Sheet Date or otherwise reflected in the Company Financial Statements at the Balance Sheet Date and which are not disclosed on any of the other Schedules to this Agreement, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges and material security agreements to which the Company is a party or by which its properties may be bound. To the best knowledge of the Company and the Stockholders, except as set forth on
Schedule 5.10, since the Balance Sheet Date the Company has not incurred any material liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The Company has also delivered to Home on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed, a good faith and reasonable estimate of the maximum amount which the Company reasonably expects will be payable and the amount, if any, accrued or reserved for each such potential liability on the Company's Financial Statements; in the case of any such liability for which no estimate has been provided, the estimate for purposes of this Agreement shall be deemed to be zero.

      5.11 ACCOUNTS AND NOTES RECEIVABLE. Schedule 5.11 sets forth an accurate list of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the Stockholders, which are identified as such. Except to the extent reflected on Schedule 5.11, such accounts, notes and other receivables are collectible in the amounts shown on Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date.

      5.12 PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits and other governmental authorizations ("Licenses") the absence of any of which could have a Material Adverse Effect on the Company's business, and the Company has delivered to Home an accurate list and summary description (which is set forth on Schedule 5.12) of all such Licenses, including any trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or any of its employees (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of environmental permits and other environmental approvals is set forth on Schedule 5.13). At or prior to the Closing, all such trademarks, trade names, patents, patent applications, copyrights and other intellectual property will be assigned or licensed to the Company for no additional consideration. To the best knowledge of the Company, the Licenses and other rights listed on Schedules 5.12 and 5.13 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedules 5.12 and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the Company. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

      5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, and except where any failure to comply, either singly or in the aggregate, has not had and will not have any Material Adverse Effect on the Company or its business, (i) the Company has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as petroleum and petroleum products (collectively "Hazardous Materials"), (ii) the Company has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Materials, a list of all of which permits and approvals is set forth on Schedule 5.13, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled. There have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws, and to the best knowledge of the Company and the Stockholders, there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials which is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company, Home or Newco for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act or comparable state or local statutes or regulations. The Company has no contingent liability in connection with any release of any Hazardous Materials into the environment that would have a Material Adverse Effect.

      5.14 PERSONAL PROPERTY. The Company has delivered to Home an accurate list (which is set forth on Schedule 5.14) of (x) all personal property material to the operations of the Company included in "plant, property and equipment" on the balance sheet of the Company, (y) all other personal property owned by the Company with an individual value in excess of $25,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of the Company. Except as set forth on Schedule 5.14, (i) all material personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The Company has delivered to Home an accurate list (which is set forth on Schedule 5.15) of all customers (persons or entities) representing 5% or more of the Company's annual revenues for any period covered by any of the Financial Statements. Except to the extent set forth on Schedule 5.15, none of such customers have canceled or substantially reduced or, to the knowledge of the Company, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company.

      The Company has listed on Schedule 5.15 all Material Contracts (as defined below) to which the Company is a party or by which it or any of its properties are bound, other than agreements listed on Schedules 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to Home. For purposes of this Section 5.17, Material Contracts includes contracts between the Company and significant customers, joint venture or partnership agreements, contracts with any labor organization, strategic alliances, options to purchase land and other contracts which are not terminable on sixty days or less notice and involve payments by the Company in any twelve month period in excess of $25,000. The Company has also indicated on Schedule
5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the Company during any 12-month period.

      5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. Except as set forth on Schedule 5.16, any such real property owned by the Company will be sold or distributed by the Company on terms reasonably acceptable to Home and leased back by the Company on terms no less favorable to the Company than those available from an unaffiliated party and otherwise reasonably acceptable to Home at or prior to the Closing Date. The Company has good and insurable title to any real property owned by it that is not shown on Schedule 5.16 as property intended to be sold or distributed prior to the Closing Date, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

            (i) liens reflected on Schedules 5.10 or 5.16 as securing specified liabilities (with respect to which no material default exists);

            (ii) liens for current taxes not yet payable and assessments not in default;

            (iii) easements for utilities serving the property only; and

            (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current use of the property.

      True, complete and correct copies of all leases and agreements in respect of such real property leased by the Company are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or affiliates of the Company or Stockholders is included in Schedule 5.16. Except as set forth on Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      5.17 INSURANCE. The Company has delivered to Home (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company, (ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws, and to the best knowledge of the Company provide adequate coverage against the risks involved in the Company's business. All of such insurance policies are currently in full force and effect and shall, to the best knowledge of the Company, remain in full force and effect through the Funding and Consummation Date. Since January 1, 1995, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

      5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The Company has delivered to Home an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to Home true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no material increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented and bonuses paid on a basis consistent with past practices.

      Except as set forth on Schedule 5.18, (i) the Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, (iii) to the best knowledge of the Company, no campaign to establish such representation is in progress and (iv) there is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. The Company believes its relationship with employees to be good.

      5.19 EMPLOYEE PLANS. The Stockholders have delivered to Home an accurate schedule (Schedule 5.19) (the "Benefit Plans Schedule") showing all employee benefit plans of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on the Benefit Plans Schedule, the Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan", and the Company has no obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on the Benefit Plans Schedule, and the Company is not required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's or any subsidiary's employees.

      Except as set forth on the Benefit Plans Schedule, the Company is not now, or will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

      All employee benefit plans listed on the Benefit Plans Schedule and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

      All accrued contribution obligations of the Company with respect to any plan listed on the Benefit Plans Schedule have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

      5.20 COMPLIANCE WITH ERISA. All plans listed on the Benefit Plans Schedule that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to the Benefit Plans Schedule. Except as disclosed on the Benefit Plans Schedule, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of the Benefit Plans Schedule. Neither Stockholders, any such plan listed in the Benefit Plans Schedule, nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such Plan listed in the Benefit Plans Schedule has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(1) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty

Corporation. The Stockholders further represent that except as set forth on the Benefit Plans Schedule hereto:

            (i) there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

            (ii) no plan listed in the Benefit Plans Schedule subject to the provisions of Title IV of ERISA has been terminated;

            (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in the Benefit Plans Schedule;

            (iv) the Company has not incurred liability under Section 4062 of ERISA; and

            (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

      5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or 5.13, and except for violations which, either singly or in the aggregate, have not had and will not have any Material Adverse Effect, the Company is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it; and except to the extent set forth on Schedule 5.10 or 5.13, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting, the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company, and, to the Knowledge of the Company and the Stockholders, there is no basis for any such claim, action, suit or proceeding. The Company has conducted and is now conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations, including without limitation to the extent applicable all regulations promulgated by the Department of Housing and Urban Development under the National Manufactured Housing Construction and Safety Standards Act, as amended, or otherwise, and all laws and regulations affecting the sale of manufactured housing, on credit or otherwise, including the Federal Consumer Credit Protection Act, the Federal

Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Consumer Credit Protection Act, the Fair Debt Collection Practices Act and the regulations promulgated under the foregoing, and all state and local laws and regulations of similar effect, and including all such orders and other governmental approvals set forth on Schedules 5.12 and 5.13, except where any such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.

      5.22 TAXES. The Company has timely filed all requisite Federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, there are no examinations in progress or claims pending against any of them for federal, state and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All tax, including interest and penalties (whether or not shown on any tax return) owed by the Company or any of the Company's Subsidiaries has been paid. The amounts shown as accruals for taxes on the Company Financial Statements are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of the Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22 or have otherwise been delivered to Home. The Company has disclosed to Home when its taxable year ends. The Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in the past five years. The Company is not an investment Company as defined in Section 351(e)(1) of the Code. The Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. The Company is not and has not during the last five years been a member of any consolidated group. Except as described on Schedule 5.22, the Company has not received, been denied, or applied for any private letter ruling during the last five years.

      The Stockholders made a valid election under the provisions of Subchapter S of the Code and the Company has not, within the past five years, been taxed under the provisions of Subchapter C of the Code. The Stockholders shall pay, and they hereby indemnify Home, the Company and Newco against, all income taxes payable for all periods though and including the Closing Date.

      5.23 NO VIOLATIONS; NO CONSENTS REQUIRED, ETC. The Company is not in violation of any Charter Document. Neither the Company nor, to the best knowledge of the Company, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15 or 5.16, or any other Material Contract (as defined in Section 5.15) to which it is a party or by which its properties are bound (the "Material Documents") in any manner that could result in a Material Adverse Effect; and, except as set forth in Schedule 5.23, (a) the rights and benefits of the Company under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the Company, Home or Newco of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services to any other customer or potential customer of the Company, Home, Newco or any Other Founding Company.

      5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

      5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25 or as otherwise contemplated hereby, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

            (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant by the Company of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company except for distributions that would have been permitted after the date hereof under Section 7.3(iii) hereof;

            (v) any material increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the Company;

            (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company to any person, including, without limitation, the Stockholders and their Affiliates;

            (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholders or any Affiliate thereof;

            (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

            (xi) any waiver of any material rights or claims of the Company;

            (xii) any amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

            (xiii) any transaction by the Company outside the ordinary course of its business;

            (xiv) any cancellation or termination by the Company of a material contract with a customer or client prior to the scheduled termination date; or

            (xv) any other distribution of property or assets by the Company other than in the ordinary course of business and other than distributions of real estate and other assets as permitted by this Agreement (including the Schedules hereto).

      5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to Home an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

            (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

            (ii) the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

      5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company.

      5.28 RELATIONS WITH GOVERNMENTS. Except for legal contributions to candidates for political office, neither the Company nor any Affiliate of the Company acting on behalf of the Company has given or offered anything of value to any governmental official, political party or candidate for government office, nor has it or any of them otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

      5.29 DISCLOSURE. (a) This Agreement, including the Annexes and Schedules hereto, and the completed Director and Officer Questionnaires and the completed S-1 Questionnaire furnished to Home by the Company and the Stockholders in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by Home. If, prior to the 25th day after the date of the final prospectus of Home utilized in connection with the IPO, the Company or the Stockholders become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of Company or Stockholders in this Agreement in any material respect, the Company and the Stockholders shall immediately give notice of such fact or circumstance to Home. Subject to the provisions of Section 7.8, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of Home, the truth and accuracy in all material respects of any and all warranties and representations of the Company, or on behalf of the Company and of Stockholders at the date of this Agreement and on the Closing Date and on the Funding and Consummation Date, shall be a precondition to the consummation of this transaction.

      (b) The Company and the Stockholders acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither Home or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Stockholders or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or to occur at all; and (iii) that the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to Home or the prospective IPO. Notwithstanding the foregoing, Home has agreed and herein acknowledges its agreement to use its reasonable efforts to consummate the Home Plan of Organization and IPO as contemplated hereby.

      5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.3.

      5.31 DEALER AGREEMENTS AND RELATED MATTERS. Schedule 5.31 sets forth a complete and accurate list of:

            (i) all agreements of any nature (including "Dealer Agreements", "Home Center Agreements", "Retailer Agreements", "Exclusive Retailer Agreements", "General Conditions", "Action Plans" and other documents) between the Company and any dealer, manufacturer, wholesaler or other distributor (collectively, "Manufacturers") of manufactured housing units (collectively, "Dealer Agreements"); and

            (ii) all volume incentive, rebate and other similar programs of any Manufacturer (collectively, "Dealer Programs") in which the Company is now or has within the last three years been a participant.

Schedule 5.31 identifies the Manufacturer that is a party to each such Dealer Agreement or that sponsors each such Dealer Program, and also identifies the Company's sales locations subject to or affected by each such Dealer Agreement and each such Dealer Program. Complete and accurate copies of all Dealer Agreements and all Dealer Programs listed on Schedule 5.31 are attached to
Schedule 5.31. Except as set forth on Schedule 5.31, the Company is now and for the last three years has been in compliance in all material respects with all applicable provisions of the Dealer Agreements and Dealer Programs identified on
Schedule 5.31 and any similar agreements to which the Company has been a party during the last three years. To the extent that the Company is required by any Dealer Agreement or Dealer Program to take or refrain from taking specified actions in order to qualify for the benefits offered thereby (such as the benefits of an exclusive retailer agreement), the Company is in compliance in all material respects with all such requirements (it being understood that the Company is not hereby representing that it qualifies for the highest level of incentive discounts or rebates offered by such Dealer Agreements or Dealer Programs). Except as set forth on Schedule 5.31, within the last three years, no Manufacturer has asserted any claim or right to any refund of any incentive payment or rebate or other payment or discount granted to the Company by any such Manufacturer, or any right to offset any amount against any future payment due or otherwise due to the Company, and no circumstances exist that would entitle any Manufacturer to make any such claim against the Company. During the last three years, the Company has accurately calculated and reported to each Manufacturer with which the Company has done business all financial and sales data that the Company is required to report to each such Manufacturer, whether in connection with volume incentive or rebate plans or otherwise.

      5.32 NO RETAIL FINANCING. Except as set forth on Schedule 5.32, the Company does not finance the sale to the Company's customers of manufactured housing units or related products or services (collectively, "Product"), and is not liable, directly or indirectly, contingently or otherwise, to any Manufacturer or any financing source for all or any portion of the purchase price of any Product that has been sold by the Company or delivered by the Company to a retail purchaser.

      5.33 NO WARRANTIES OR INSURANCE. Except as set forth on Schedule 5.33, the Company has not made any express warranties regarding any Products and the Company does not offer or sell insurance or consumer protection plans or other arrangements that could result in the Company being required to make any payment to or perform any service for any person other than routine matters described as "Retailer Responsibilities", "Retailer General Installation and Home Delivery Guidelines" and the like in the Dealer Agreements listed on Schedule 5.31.

      5.34 NO INTERESTS IN OTHER BUSINESSES. Except as set forth on Schedule 5.34, neither the Company nor any Stockholder, nor any affiliate of any of them, has any ownership or similar interest in any business that offers or sells services or products of any nature whatsoever to the Company or to any customers of the Company in connection with or as a direct or indirect result of the Company's sales of Product.

            (B)   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

            Each Stockholder severally represents and warrants that the representations and warranties set forth below as and to the extent relating to such Stockholder are true as of the date of this Agreement and, subject to
Section 7.8 hereof, shall be true at the time of Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.35 and 5.36 shall survive until the first anniversary of the Funding and Consummation Date, which shall be the Expiration Date for purposes of Sections 5.35 and 5.36.

      5.35 AUTHORITY; OWNERSHIP. Such Stockholder has the full legal right, power and authority to enter into this Agreement. Such Stockholder owns beneficially and of record all of the shares of the Company Stock identified on Annex II as being owned by such Stockholder, and, except as set forth on
Schedule 5.35, such Company Stock is owned free and clear of all liens, security interests, pledges, charges, voting agreements, voting trusts, restrictions, encumbrances and claims of every kind.

      5.36 PREEMPTIVE RIGHTS. Such Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or Home Stock that such Stockholder has or may have had. Nothing herein, however, shall limit or restrict the rights of any Stockholder to acquire Home Stock pursuant to (i) this Agreement or (ii) any option granted by Home.

      5.37 NO INTENTION TO DISPOSE OF HOME STOCK. No Stockholder is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of Home Stock received as described in Section 3.1.

6.    REPRESENTATIONS OF HOME AND NEWCO

      Home and Newco jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that the warranties and representations set forth in Section 6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14.

      6.1 DUE ORGANIZATION. Home and Newco are each corporations duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite power and authority to carry on its business as it is now being conducted. Home and Newco are each qualified to do business and are each in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws of Home and Newco (the "Home Charter Documents") are all attached hereto as Annexes III and IV.

      6.2 AUTHORIZATION. (i) The respective representatives of Home and Newco executing this Agreement have the authority to enter into and bind Home and Newco to the terms of this Agreement and (ii) Home and Newco have the full legal right, power and authority to enter into this Agreement and consummate the Merger. All corporate acts and other proceedings required to have been taken by Home and Newco to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger have been duly and properly taken.

      6.3 CAPITAL STOCK OF HOME AND NEWCO. The authorized capital stock of Home and Newco is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of Newco are owned by Home. All of the issued and outstanding shares of the capital stock of Home and Newco have been duly authorized and validly issued, are fully paid and nonassessable, and further, such shares were offered, issued, sold and delivered by Home and Newco in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of Home or Newco.

      6.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in the Draft Registration Statement,
(i) no option, warrant, call, conversion right or commitment of any kind exists which obligates Home or Newco to issue any of their respective authorized but unissued capital stock; and (ii) neither Home nor Newco has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of Home.

      6.5 SUBSIDIARIES. Newco has no subsidiaries. Home has no subsidiaries except for Newco and each of the companies identified as "Newco" in each of the Other Agreements. Except as set forth in the preceding sentence, neither Home nor Newco presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and neither Home nor Newco, directly or indirectly, is a participant in any joint venture, partnership or other non-corporate entity.

      6.6 FINANCIAL STATEMENTS. The financial statements of Home included in the Draft Registration Statement (the "Home Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon), and the balance sheet included therein presents fairly the financial position of Home as of its date.

      6.7 LIABILITIES AND OBLIGATIONS. Except as set forth in the Draft Registration Statement, Home and Newco have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

      6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth in the Draft Registration Statement, neither Home nor Newco is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of Home or Newco, threatened against or affecting, Home or Newco, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Home and Newco have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which would have a Material Adverse Effect.

      6.9 NO VIOLATIONS. Neither Home nor Newco is in violation of any Home Charter Document. None of Home, Newco, or, to the knowledge of Home and Newco, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which Home or Newco is a party, or by which Home or Newco, or any of their respective properties, are bound (collectively, the "Home Documents"); and (a) the rights and benefits of Home and Newco under the Home Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution and delivery of this Agreement by Home and Newco and the performance of their obligations hereunder do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or default (with or without notice or lapse of time, or both), under or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the assets of Home or any Newco under, any provision of (i) the Certificate of Incorporation or Bylaws of Home or the comparable governing instruments of any Newco, (ii) any note, bond, mortgage, indenture or deed of trust or any license, lease, contract, commitment, agreement or arrangement to which Home and any Newco is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order, decree or law, ordinance, rule or regulation, applicable to Home or any Newco or their respective properties or assets. The execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Home Documents or the Home Charter Documents. Except as set forth on Schedule 6.9, none of the Home Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

      6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by Home and Newco and the performance of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of Home and Newco and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of Home and Newco.

      6.11 HOME STOCK. At the time of issuance thereof and delivery to the Stockholders, the Home Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid and legally issued shares of Home, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Home Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The Home Stock issued and delivered to the Stockholders shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The shares of Home Stock to be issued to the Stockholders pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

      6.12 NO SIDE AGREEMENTS. Neither Home nor Newco has entered or will enter into any agreement with any of the Founding Companies or any of the Stockholders of the Founding Companies or Home other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements and leases referred to herein or entered into in connection with the transactions contemplated hereby and thereby.

      6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. Home was formed in July 1996 and has conducted only limited operations since that time. Neither Home nor Newco has conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Except as described in the Draft Registration Statement, neither Home nor Newco owns or has at any time owned any real property or any material personal property or is a party to any other agreement other than the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

      6.14 TAXES.Home and Newco have timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and there are no examinations in progress or claims against Home for federal, state and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All taxes which Home or any Newco has been required to collect or withhold have been duly and timely collected and withheld and have been set aside in accounts for such purposes, or have been duly and timely paid to the proper governmental authority. All tax, including interest and penalties (whether or not shown on any tax return) owed by Home, any member of an affiliated or consolidated group which includes or included Home, or with respect to any payment made or deemed made by Home herein has been paid. The amounts shown as accruals for taxes on Home Financial Statements are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Home and Newco have not entered into any tax sharing agreement or similar arrangement. Home is not an investment company as defined in Section 351(e)(1) of the Code.

      6.15 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth in the Draft Registration Statement delivered to the Stockholders, and except as contemplated by this Agreement and the Other Agreements, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Home or Newco;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Home or Newco;

            (iii) any change in the authorized capital of Home or Newco or their outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Home or Newco;

            (v) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of Home or Newco;

            (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Home or Newco to any person;

            (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to Home or Newco;

            (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Home or Newco or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (ix) any waiver of any material rights or claims of Home or Newco;

            (x) any amendment or termination of any material contract, agreement, license, permit or other right to which Home or Newco is a party;

            (xi) any transaction by Home or Newco outside the ordinary course of its business;

            (xii) any other distribution of property or assets by Home or Newco other than in the ordinary course of business.

      6.16 DISCLOSURE. The Draft Registration Statement delivered to the Company and the Stockholders, together with this Agreement and the information furnished to the Company and the Stockholders in connection herewith, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished by the Company or the Stockholders.

      6.17 PRIVATE OFFERING. (a) Neither Home, any of its Affiliates nor anyone on its or their behalf, has issued, sold, or offered any securities of Home to any person under circumstances that would cause the issuance and sale of the Home Stock to the Stockholders pursuant to this Agreement, to be subject to the registration requirements of the 1933 Act.

      (b) The offering of shares of Home Stock pursuant to the Home Plan of Organization has been made in compliance with applicable federal and state securities laws.

7.    COVENANTS PRIOR TO CLOSING

      7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the Company will afford to the officers and authorized representatives of Home and the Other Founding Companies access to all of the Company's sites, properties, books and records and will furnish Home with such additional financial and operating data and other information as to the business and properties of the Company as Home or the Other Founding Companies may from time to time reasonably request. The Company will cooperate with Home and the Other Founding Companies, its representatives, auditors and counsel in the preparation of any documents or other materials which may be required in connection with any documents or materials required by this Agreement. Home, Newco, the Stockholders and the Company will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of
Section 14 hereof. In addition, Home will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its Stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

      (b) Between the date of this Agreement and the Funding and Consummation Date, Home will afford to the officers and authorized representatives of the Company access to all of Home's and Newco's sites, properties, books and records and will furnish the Company with such additional financial and operating data and other information as to the business and properties of Home and Newco as the Company may from time to time reasonably request. Home and Newco will cooperate with the Company, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Company will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
Section 14 hereof.

      7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the Company will, except as set forth on Schedule 7.2:

            (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (ii) use its reasonable efforts to maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (iii) perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

            (iv) use its reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use its reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its relationships with suppliers, customers and others having business relations with the Company;

            (vi) use its reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

            (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments without the knowledge and consent of Home (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of Home if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced; and

            (viii)maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

      7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, the Company will not, without prior written consent of Home, which consent will not be unreasonably withheld:

            (i) make any change in its Articles of Incorporation or By-laws;

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

            (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock except for distributions permitted as described on Annex I hereto;

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $25,000;

            (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 necessary or desirable for the conduct of the businesses of the Company, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 and/or 5.15 hereto;

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business and other than distributions of real estate and other assets as permitted in this Agreement (including the Schedules hereto);

            (vii) negotiate for the acquisition of any business or the start-up of any new business;

            (viii)merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon;

            (x) amend or terminate any material agreement, permit, license or other right of the Company; or

            (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

      7.4 NO SHOP. None of the Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (i) solicit or initiate the submission of proposals or offers from any person for,

            (ii) participate in any discussions pertaining to, or

            (iii) furnish any information to any person other than Home or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

      7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide Home on Schedule 7.5 with proof that any required notice has been sent.

      7.6 AGREEMENTS. The Stockholders and the Company shall (except as otherwise agreed to by Home or reflected in Schedule 7.6) terminate (i) any Stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee listed on Schedule
9.12 hereto and (ii) any existing agreement between the Company and any Stockholder, on or prior to the Funding and Consummation Date provided that nothing herein shall prohibit or prevent the Company from paying (either prior to or on the Closing Date) notes or other obligations from the Company to the Stockholders in accordance with the terms thereof, which terms have been disclosed to Home. Such termination agreements are listed on Schedule 7.6 and copies thereof shall be attached thereto.

      7.7 NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to Home of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of any Stockholder or the Company to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by such person hereunder. Home and Newco shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Home or Newco contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of Home or Newco to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless Home and a majority of the Founding Companies other than the Company consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by Home or Newco that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section
7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, Home shall give the Company notice promptly after it has knowledge thereof. If Home and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by Home or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the Company does not give its consent, the Company may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the Company seeks to amend or supplement a Schedule pursuant to this Section 7.8, and Home and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that Home or Newco seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

      7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and Stockholders shall furnish or cause to be furnished to Home and the Underwriters all of the information concerning the Company and the Stockholders required for inclusion in, and will cooperate with Home and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The Company and the Stockholders agree promptly to advise Home if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the Company or the Stockholders, the Company represents and warrants as to such information with respect to itself, and each Stockholder represents and warrants, as to such information with respect to the Company and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7.10 FINAL FINANCIAL STATEMENTS. The Company shall provide prior to the Funding and Consummation Date, and Home shall have had sufficient time to review the unaudited consolidated balance sheets of the Company as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the Company for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the Company or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the Company for the periods indicated therein.

      7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      7.12 AUTHORIZED CAPITAL. Prior to the Funding and Consummation Date, Home shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the Home Stock and any changes necessary or advisable in order to permit the delivery of the opinion contemplated by Section 8.12 hereof.

      7.13 COMPLIANCE WITH THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (THE "HART-SCOTT-RODINO ACT"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott-Rodino Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott-Rodino Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott-Rodino Act,
(ii) such compliance by the Stockholders and the Company shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and such compliance by Home and Newco shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart- Scott-Rodino Act to be made. If filings under the Hart-Scott-Rodino Act are required, the costs and expenses thereof (including legal fees and costs and filing fees) shall be borne by Home. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, if applicable.

      7.14 STOCKHOLDERS OF HOME. Promptly after a request by the Company, Home will deliver to the Company a list of the stockholders of Home as of the date of this Agreement.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
      COMPANY

      The obligations of Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the Stockholders and the Company with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12, as of the Funding and Consummation Date, if any such conditions have not been satisfied, the Stockholders (acting in unison) shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering certificates representing Company Stock as of the Funding and Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of Home and Newco contained in Section 6 hereof.

      8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Home and Newco contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Home and Newco on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Funding and Consummation Date, respectively, and signed by the President or any Vice President of Home shall have been delivered to the Stockholders.

      8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the Company and its counsel. The Stockholders and the Company shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall (for purposes of this Section 8.2) be deemed satisfied if the Company or Stockholders shall have failed to inform Home in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

      8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

      8.4 OPINION OF COUNSEL. The Company shall have received an opinion from counsel for Home, dated the Closing Date, in the form annexed hereto as Annex V.

      8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of Home Stock to be received by the Stockholders is not less than the Minimum Value set forth on Annex I.

      8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the Company deems it inadvisable to proceed with the transactions hereunder.

      8.7 GOOD STANDING CERTIFICATES. Home and Newco each shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which Home or Newco is authorized to do business, showing that each of Home and Newco is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for Home and Newco, respectively, for all periods prior to the Closing have been filed and paid.

      8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to Home or Newco which would constitute a Material Adverse Effect.

      8.9 CLOSING OF IPO. The closing of the sale of the Home Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      8.10 SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of Home and of Newco, certifying the truth and correctness of attached copies of the Home's and Newco's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the Stockholders of Home and Newco approving Home's and Newco's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VII hereto.

      8.12 TAX MATTERS. The Stockholders shall have received an opinion of Arthur Andersen LLP or other tax advisor reasonably acceptable to the Stockholders that the Home Plan of Organization will qualify as a tax-free transfer of property under Section 351 of the Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange stock of the

Company for Home Stock (but not cash or other property) pursuant to the Home Plan of Organization.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF HOME AND NEWCO

      The obligations of Home and Newco with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of Home and Newco with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.13. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4 and 9.13, as of the Funding and Consummation Date, if any such conditions have not been satisfied, Home and Newco shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 5 hereof.

      9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Stockholders shall have delivered to Home certificates dated the Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

      9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of Home as a result of which the management of Home (acting in good faith) deems it inadvisable to proceed with the transactions hereunder.

      9.3 SECRETARY'S CERTIFICATE. Home shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the Stockholders approving the Company's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which would constitute a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business.

      9.5 STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to Home an instrument dated the Closing Date which shall be effective only upon the occurrence of the Funding and Consummation Date releasing the Company from (i) any and all claims of the Stockholders against the Company and Home and (ii) obligations of the Company and Home to the Stockholders, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the Stockholders, (y) continuing obligations to Stockholders relating to their employment by the Company and (z) obligations arising under this Agreement or the transactions contemplated hereby. In the event that the Funding and Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

      9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to Home.

      9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
Schedule 9.7 or otherwise approved by Home, all existing agreements between the Company and the Stockholders (and entities controlled by the Stockholders) other than real property leases shall have been canceled effective prior to or as of the Closing Date, and all real property leases between the Company and the Stockholders (and any entity controlled by the Stockholders) shall have been amended in a manner reasonably satisfactory to Home.

      9.8 OPINION OF COUNSEL. Home shall have received an opinion from Counsel to the Company and the Stockholders, dated the Closing Date, substantially in the form annexed hereto as Annex VI.

      9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of Home as a result of which Home deems it inadvisable to proceed with the transactions hereunder.

      9.10 GOOD STANDING CERTIFICATES. The Company shall have delivered to Home a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by Home, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

      9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

      9.12 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall enter into an employment agreement substantially in the form of Annex VII hereto.

      9.13 CLOSING OF IPO. The closing of the sale of the Home Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      9.14 FIRPTA CERTIFICATE. Each Stockholder shall have delivered to Home a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

10.   COVENANTS OF HOME AND THE STOCKHOLDERS AFTER CLOSING

      10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. Home shall use reasonable efforts to have the Stockholders released from any and all guarantees of the Company's indebtedness identified on Schedule 10.1. In the event that Home cannot obtain such releases from the lenders of any such guaranteed indebtedness identified on Schedule 10.1 on or prior to 120 days subsequent to the Funding and Consummation Date, Home shall promptly pay off or otherwise refinance or retire such indebtedness. From and after the Funding and Consummation Date and until such time as all of such indebtedness is paid off, refinanced or retired, Home shall maintain unencumbered funds in amounts sufficient to provide for such pay off, refinancing or retirement, provided that Home may use such funds for other purposes, in its sole discretion, with the prior written consent of each Stockholder who has not as of that time been released from his or her guarantee as described above and whose indebtedness as described above has not as of that time been paid off, refinanced or retired.

      10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, Home shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization, including without limitation:

      (a) the retirement or reacquisition, directly or indirectly, of all or part of the Home Stock issued in connection with the transactions contemplated hereby; or

      (b) the entering into of financial arrangements for the benefit of the Stockholders.

      10.3  PREPARATION AND FILING OF TAX RETURNS.

            (i) The Company, if possible, or otherwise the Stockholders shall file or cause to be filed all income Tax Returns (federal, state, local or otherwise) of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date, and shall permit Home to review all such Tax Returns prior to such filings. Unless the Company is a C corporation, the Stockholders shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such Returns to be due.

            (ii) Home shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

            (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

            (iv) Each of the Company, Newco, Home and each Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under
      Section 351(b) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Section 351(b) of the Code.

      10.4 DIRECTORS. The persons named in the Draft Registration Statement shall be appointed as directors and elected as officers of Home, as and to the extent set forth in the Draft Registration Statement, promptly following the Funding and Consummation Date.

11.   INDEMNIFICATION

      The Stockholders, Home and Newco each make the following covenants that are applicable to them, respectively:

      11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders covenant and agree that they, severally (based on their relative ownership of the Company Stock on the date hereof), will indemnify, defend, protect and hold harmless Home, Newco, the Company and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 11.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Home, Newco, the Company or the Surviving Corporation as a result of or arising from
(i) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the Stockholders or the Company under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement of a material fact relating to the Company or the Stockholders, and provided to Home or its counsel by the Company or the Stockholders (but in the case of the Stockholders, only if such statement was provided in writing) contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnity shall not inure to the benefit of Home, Newco, the Company or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided, in writing, corrected information to Home counsel and to Home for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that no Stockholder shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

      Home and Newco acknowledge and agree that other than the representations and warranties of Company or Stockholders specifically contained in this Agreement, there are no representations or warranties of Company or Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities and business.

      Home and Newco further acknowledge and agree that, should the Closing occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 11. Home and Newco hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they or any indemnified person may have against the Company or any Stockholder relating to this Agreement or the transactions arising under or based upon any federal, state, local or foreign statute, law, rule, regulation or otherwise.

      11.2 INDEMNIFICATION BY HOME. Home covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholders as a result of or arising from (i) any breach by Home or Newco of their representations and warranties set forth herein or on the schedules or certificates attached hereto, (ii) any breach of any agreement on the part of Home or Newco under this Agreement, (iii) any liabilities which the Stockholders may incur due to Home's or Newco's failure to be responsible for the liabilities and obligations of the Company as provided in Section 1 hereof (except to the extent that Home or Newco has claims against the Stockholders by reason of such liabilities); or (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Home, Newco or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to Home or Newco or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading.

      11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

      11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. Any indemnity payment under this Section 11 shall be treated as an adjustment to the exchange consideration for tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliate causes any such payment not to be treated as an adjustment to the exchange consideration for U.S. Federal Income Tax purposes.

      11.5 LIMITATIONS ON INDEMNIFICATION. Home, Newco, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 or 11.2 shall not assert any claim for indemnification hereunder against the Stockholders until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against such the Stockholders shall exceed the greater of (a) 1.0% of the sum of (i) the cash paid to Stockholders plus (ii) the value of the Home Stock delivered to Stockholders (calculated as provided in this Section 11.5) or (b) $50,000 (the "Indemnification Threshold"). Stockholders shall not assert any claim for indemnification hereunder against Home or Newco until such time as, and solely to the extent that, the aggregate of all claims which Stockholders may have against Home or Newco shall exceed the Indemnification Threshold.

      No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

      Notwithstanding any other term of this Agreement, no Stockholder shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such Stockholder in connection with the Merger. For purposes of calculating the value of the Home Stock received by a Stockholder, Home Stock shall be valued at its initial public offering price as set forth in the Registration Statement. It is hereby agreed that a stockholder shall have the right to satisfy an indemnification obligation through payment of a combination of stock and cash in proportion equal to the proportion of stock and cash received by such stockholder in connection with the Merger, valued as described immediately above, but shall also have the right to satisfy any such obligation in cash.

12.   TERMINATION OF AGREEMENT

      12.1 TERMINATION.This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

            (i) by mutual consent of the boards of directors of Home and the Company;

            (ii) by the Stockholders or the Company (acting through its board of directors), on the one hand, or by Home (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by March 31, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

            (iii) by the Stockholders or Company, on the one hand, or by Home, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date or by the Stockholders or the Company, if the conditions set forth in
      Section 8 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable, or by Home, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable;

            (iv) pursuant to Section 7.8 hereof; or

            (v) pursuant to Section 4 hereof;

provided, however, that during the period from the Closing Date to the Funding and Consummation Date, this Agreement may be terminated only if the underwriting agreement relating to the IPO is terminated in accordance with its terms.

      12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.   NONCOMPETITION

      13.1 PROHIBITED ACTIVITIES. The Stockholders will not, for a period of five (5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any retail (new or used, but excluding used home lots or other activities listed on Schedule 13.1 hereto) manufactured housing business or operation or related services business (including the ownership or management of manufactured housing subdivisions, lots or parks, but excluding any such subdivisions, lots or parks or other activities listed on Schedule 13.1 hereto) in direct competition with Home or any of the subsidiaries thereof, within 100 miles of where the Company or any of its subsidiaries conducted business prior to the effectiveness of the Merger (the "Territory");

            (ii) call upon any person who is, at that time, within the Territory, an employee of Home or any subsidiary thereof for the purpose or with the intent of enticing such employee away from or out of the employ of Home or any subsidiary thereof;

            (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Funding and Consummation Date, a customer of Home or any subsidiary thereof, of the Company or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with Home within the Territory;

            (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor in the retail manufactured housing business, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by Home or any subsidiary thereof or for which, to the actual knowledge of such Stockholder after due inquiry, Home or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

            (v) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit (i) any Stockholder from acquiring as a passive investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter, or (ii) any of the activities listed on Schedule 13.1 hereto.

      13.2 DAMAGES. Because of the difficulty of measuring economic losses to Home as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Home for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by Home in the event of breach by such Stockholder, by injunctions and restraining orders.

      13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the Stockholders in light of the activities and business of Home and the subsidiaries thereof on the date of the execution of this Agreement and the current plans of Home; but it is also the intent of Home and the Stockholders that such covenants be construed and enforced in accordance with the changing activities; business and locations of

Home and its subsidiaries throughout the term of this covenant. During the term of this covenant, if Home or one of its subsidiaries engages in new activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business it is currently conducting in the locations currently established therefor (provided such activities or business are related to the business or operations of the retail manufactured housing business), then the Stockholders will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new activities or business within 100 miles of its then-established operating location(s) through the term of this covenant.

      13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Home or any subsidiary thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Home of such covenants. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6 MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or Home, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or Home's respective businesses. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of Home, (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties for Home or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the Stockholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall, if possible, give prior written notice thereof to Home and provide Home with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Section 14.1, Home shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Home from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company. Each Stockholder further agrees that in the event the transactions contemplated herein are not consummated (i) neither the Company nor any Stockholder can thereafter use any confidential information of the Other Founding Companies for any purpose and (ii) upon written request of any Other Founding Company to the Company, the Company and Stockholders will return all confidential information pertaining to such Other Founding Company to such Other Founding Company.

      14.2 HOME AND NEWCO. Home and Newco recognize and acknowledge that they had in the past and currently have access to certain confidential information of the Company, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. Home and Newco agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.2, (c) to the Other Founding Companies and their representatives pursuant to
Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of Home or Newco, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Home and Newco shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of Home as a publicly held entity after the IPO. In the event of a breach or threatened breach by Home or Newco of the provisions of this Section 14.2, the Company and the Stockholders shall be entitled to an injunction restraining Home and Newco from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Funding and Consummation Date.

15.   TRANSFER RESTRICTIONS

      15.1 TRANSFER RESTRICTIONS. Unless otherwise agreed by Home, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the Stockholders or family members, the trustees of which so agree), for a period of one year from the Closing, except pursuant to Section 17 hereof, none of the Stockholders shall sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of Home Stock received by the Stockholders in the Merger. The certificates evidencing the Home Stock delivered to the Stockholders pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as Home may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [FIRST ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS

      16.1 COMPLIANCE WITH LAW. The Stockholders acknowledge that the shares of Home Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 17 hereof) and therefore may not be resold without compliance with the 1933 Act. The Home Stock to be acquired by such Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Stockholders covenant, warrant and represent that none of the shares of Home Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the Home Stock shall bear the following legend in addition to the legend required under Section 15 of this
Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

      16.2 ECONOMIC RISK; SOPHISTICATION. The Stockholders are able to bear the economic risk of an investment in the Home Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the Home Stock. The Stockholders party hereto have had an adequate opportunity to ask questions and receive answers from the officers of Home concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Home, the plans for the operations of the business of Home, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions and the like. The Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17.   REGISTRATION RIGHTS

      17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing, whenever Home proposes to register any Home Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by Home and (ii) registrations relating to employee benefit plans, Home shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within 30 days after receipt of such notice, Home shall cause to be included in such registration all of the Home Stock issued to the Stockholders pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by Home as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such Home Stock) which any such Stockholder requests, provided that Home shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to Home or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under Section 351 of the Code. In addition, if Home is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than Home is greater than the number of such shares which can be offered without adversely affecting the offering, Home may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by Home after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than Home, the Stockholders and the stockholders of the Other Founding Companies (collectively, the Stockholders and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

      17.2 DEMAND REGISTRATION RIGHTS. At any time after the date one year after the Closing and prior to the date three years after the Closing, the holders of a majority of the shares of Home Stock issued to the Founding Stockholders pursuant to this Agreement and the Other Agreements which have not been previously registered or sold and which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act may request in writing that Home file a registration statement under the 1933 Act covering the registration of the shares of Home Stock issued to the Stockholders pursuant to this Agreement and the Other Agreements (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by Home as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such Home Stock) then held by such Founding Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, Home shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable but in no event later than 45 days after notice from any Stockholder, file and use its best efforts to cause to become effective a registration statement covering all such shares. Home shall be obligated to effect only one Demand Registration for all Founding Stockholders and will keep such Demand Registration current and effective for not less than 120 days (or such shorter period as is required to sell all of the shares registered thereby).

      Notwithstanding the foregoing paragraph, following any such a demand, a majority of Home's disinterested directors (i.e. directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for up to a 30 day period after the date on which Home would otherwise be required to make such filing pursuant to the foregoing paragraph.

      If at the time of any request by the Founding Stockholders for a Demand Registration Home has fixed plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Founding Stockholders' Home Stock shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless Home is no longer proceeding diligently to effect such registration;

provided that Home shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

      In the event that the Founding Stockholders make a demand registration request pursuant to this Section 17.2 and such registration is delayed by Home as a consequence of the exercise of its rights under this Section 17.2, then the period during which such demand registration may be requested by the Founding Stockholders shall be extended for an equal number of days.

      17.3 REGISTRATION PROCEDURES. Whenever Home is required to register shares of Home Stock pursuant to Sections 17.1 and 17.2, Home will, as expeditiously as possible:

      a. Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, Home will furnish a representative of the Stockholders with copies of all such documents proposed to be filed) as promptly as practical;

      b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

      c. Furnish to each Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the relevant shares;

      d. Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that Home shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

      e. Cause all such shares of Home Stock to be listed or included on any securities exchanges or trading systems on which similar securities issued by Home are then listed or included;

      f. Notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that Home is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and, at the request of such Stockholder, Home will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

      All expenses incurred in connection with the registration under this
Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by Home.

      17.4  INDEMNIFICATION.

      (a) In connection with any demand registration, Home shall indemnify, to the extent permitted by law, each Stockholder (an "Indemnified Party") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to Home by such Indemnified Party expressly for use therein or by any Indemnified Parties' failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after Home has furnished such Indemnified Party with a sufficient number of copies of the same.

      (b) In connection with any demand registration, each Stockholder shall furnish to Home in writing such information as is reasonably requested by Home for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, Home, its directors and officers and each person who controls Home (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement or material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such Stockholder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this Section 17.5 shall be limited to an amount equal to the net proceeds actually received by such Stockholder from the sale of the relevant shares covered by the registration statement.

      (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely effected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled or elects not, to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      17.5 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered offering, Home and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of Home's size and investment stature, including indemnification.

      17.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of Home stock to the public without registration, Home agrees to use its best efforts to:

            (i) make and keep public information regarding Home available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

            (ii) file with the SEC in a timely manner all reports and other documents required of Home under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

            (iii) so long as a Stockholder owns any restricted Home Common Stock, furnish to each Stockholder forthwith upon written request a written statement by Home as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement, and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Home, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

      18.   GENERAL

      18.1 COOPERATION. The Company, Stockholders, Home and Newco shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with Home on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

      18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Home, and the heirs and legal representatives of the Stockholders.

      18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and Home and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, the Company, Newco and Home, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

      18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

      18.6 EXPENSES. (a) Whether or not the transactions herein contemplated shall be consummated, Home will pay the fees, expenses and disbursements of Home and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by Home under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Bracewell & Patterson, L.L.P., and any other person or entity retained by Home or by Notre Capital Ventures II, L.L.C., and the costs of preparing the Registration Statement. Each Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or Home, will pay all taxes due upon receipt of the consideration payable pursuant to Section 2 hereof. The Stockholders acknowledge that the risks of the transactions contemplated hereby include tax risks, with respect to which the Stockholders are relying solely on the opinion contemplated by Section 8.12 hereof.

            (b) In the event that the Funding and Consummation Date occurs, then Home will reimburse the Stockholders and the stockholders of Other Founding Companies for incremental and direct accounting costs and expenses incurred by them in connection with the Merger and IPO and such additional accounting and legal expenses incurred by them in connection therewith as may be approved by Home.

      18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

            (a) If to Home, or Newco, addressed to them at:

                  Home USA, Inc.
                  4801 Woodway, Suite 300E
                  Houston, Texas  77056
                  Attn: Cary N. Vollintine

            with copies to:

                  Thomas W.  Adkins
                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  711 Louisiana Street, Suite 2900
                  Houston, Texas 77002-2781

            (b) If to the Stockholders, addressed to them at their addresses set forth on Annex II, with copies to:

                  Christopher S. Collins
                  Andrews & Kurth, L.L.P.
                  4200 Texas Commerce Tower
                  Houston, Texas 77002

            (c)  If to the Company, addressed to it at:

                  Universal Housing, Inc.
                  1804 Highway 45 Bypass
                  Suite 605
                  Jackson, TN 38305
                  Attn: Larry Shaffer

            with copies to:

                  Larry A. Butler
                  Spragins, Barnett, Cobb & Butler PLC
                  Elks Building, 110 East Baltimore
                  P. O. Box 2004
                  Jackson, TN 38302-2004

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

      18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

      18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      18.11 TIME. Time is of the essence with respect to this Agreement.

      18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Home, Newco, the Company and Stockholders who hold or who will hold at least 50% of the Home Stock issued or to be issued upon consummation of the Merger. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving Home Stock in connection with the Merger and each future holder of such Home Stock.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    HOMEUSA, INC.


                                    By: _________________________
                                       Cary N. Vollintine
                                       Chief Executive Officer

                                    UNIVERSAL HOUSING ACQUISITION CORP.

                                    By: _________________________
                                       Name: ____________________
                                       Title: ___________________


                                    UNIVERSAL HOUSING OF EAST TENNESSEE
                                    ACQUISITION CORP.

                                    By: _________________________
                                       Name: ____________________
                                       Title: ___________________


                                    SHAFFER & WEBB INSURANCE AGENCY
                                    ACQUISITION CORP.

                                    By: _________________________
                                       Name: ____________________
                                       Title: ___________________

                                    UNIVERSAL HOUSING, INC.

                                    By: _________________________
                                       Name: ____________________
                                       Title: ___________________


                                    UNIVERSAL HOUSING OF EAST TN., INC.

                                    By: _________________________
                                       Name: ____________________
                                       Title: ___________________


                                    SHAFFER & WEBB INSURANCE AGENCY, INC.

                                    By: _________________________
                                       Name: ____________________
                                       Title: ___________________

                  STOCKHOLDERS:

                                    ____________________________
                                    LARRY T. SHAFFER, JR.

                                    ____________________________
                                    DAVID L. BRANSON

                                    ____________________________
                                    LARRY F. DALTON

                                    ____________________________
                                    LARRY T. SHAFFER, SR.

                                  SCHEDULE 6.9

      None.

                                      -64-